UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) December 17, 2013

American River Bankshares

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code       (916) 851-0123

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 5 Pages

The Index to Exhibits is on Page 3

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 17, 2013, the Registrant, American River Bankshares (the "Company"), received a letter from Robert H. Muttera, Executive Vice President and Chief Credit Officer, indicating that effective January 16, 2014, he intends to resign from the Company. Mr. Muttera is voluntarily leaving the Company to seek another opportunity. The Company has not yet named Mr. Muttera's replacement and will begin a search to find a new Chief Credit Officer. In addition to receiving his earned but unpaid salary and vacation, Mr. Muttera is eligible to receive future benefits under his Salary Continuation Agreement and his Deferred Compensation Agreement. Mr. Muttera's Salary Continuation Agreement is qualified by reference to the Registrant's Form 8-K filed with the Securities and Exchange Commission (the "Commission") on February 4, 2013. Mr. Muttera's deferred compensation is qualified by reference to the Registrant's Form 8-K, filed with the Commission on January 3, 2012. Mr. Muttera did not have any vested stock options or any unvested restricted stock to be forfeited in accordance with the terms of the Company's 2000 Stock Option Plan and the Company's 2010 Equity Incentive Plan.

The foregoing description is qualified by reference to the letter of resignation from Mr. Muttera, dated December 17, 2013 attached as Exhibit 99.1 and the Registrants press release dated December 19, 2013 attached as Exhibit 99.2.

(c)

The Registrant has not yet named a replacement for Mr. Muttera.

The foregoing description is qualified by reference to Registrants press release dated December 19, 2013 attached as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Letter of resignation from Robert H. Muttera.
(99.2)	Press Release dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

/s/ Mitchell A. Derenzo
December 19, 2013	Mitchell A. Derenzo, Chief Financial Officer

Page 2 of 5 Pages

INDEX TO EXHIBITS

Exhibit No.	Description	Page

99.1	Letter of resignation from Robert H. Muttera	4
99.2	Press Release dated December 19, 2013	5

Page 3 of 5 Pages